UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 1, 2004


                            First United Corporation
                            ------------------------
             (Exact name of registrant as specified in its charter)


           Maryland                       0-14237                52-1380770
           --------                       -------                ----------
 (State or other jurisdiction of   (Commission file number)    (IRS Employer
  incorporation or organization)                             Identification No.)


                 19 South Second Street, Oakland, Maryland 21550
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (301) 334-9471
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events and Required FD Disclosure

     March 1 -- First United Corporation (the "Corporation") announces that internal changes will be made during 2004 with respect to two subsidiaries of First United Bank & Trust (the "Bank"). During the first quarter of 2004, First United Capital Investments, Inc., a Delaware corporation ("Capital Investments"), will be liquidated. Capital Investments is the parent company to First United Investment Trust, a Maryland real estate investment trust that invests in and services mortgage loans (the "Trust"). After the liquidation, the Trust will be owned directly by the Bank. The other subsidiary, First United Securities, Inc., a Delaware corporation that invests in securities, will cease its investment activities and will be wound up during the year. Management presently intends to make all future securities investments directly through the Bank. These changes are being implemented to minimize the risks associated with positions that may be adopted in the future by taxing authorities with respect to the taxation of income generated by certain subsidiaries.

     Although it is difficult to predict the actual impact that these changes will have on the Corporation on a going-forward basis, management believes that these changes, had they been implemented in 2003, and assuming no other changes, would have resulted in an effective tax rate of approximately 34%, rather than approximately 30%. Many factors and strategies, however, affect the Corporation's tax obligations, and the impact for 2004 and for future periods is uncertain.

     This Item 5 contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this Item 5, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Such factors are detailed in "Risk Factors" in Part I, Item 1, of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. Except as required by applicable laws, the Corporation does not intend to publish updates or revisions of any forward-looking statements it makes to reflect new information, future events or otherwise.

Item 12.  Results of Operations and Financial Condition

     On March 1, 2004, the Corporation issued an earnings release describing the Corporation's audited financial results for the quarter and year ended December 31, 2003, a copy of which is furnished herewith as Exhibit 99.1. On February 24, 2004, the Corporation had disclosed that preliminary, unaudited results for the quarter and the year ended December 31, 2003 reflected, on an unaudited basis, net income of $2.8 million and $10.7 million, respectively, and earnings per share of $.46 and $1.77, respectively. The information was also reported in Item 9, "Regulation FD Disclosure", in the Corporation's Current Report on Form 8-K that was furnished to the Securities and Exchange Commission on February 24, 2004.

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     The  information  contained in this Item 12 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             FIRST UNITED CORPORATION


Dated:  March 1, 2004                    By: /s/ Robert W. Kurtz
                                             -----------------------------------
                                             Robert W. Kurtz
                                             President and CFO



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                                 Exhibit Index
                                 -------------


Exhibit           Description
-------           -----------

99.1              Earnings release dated March 1, 2004.




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